Pacific Select Fund NSAR 12-31-04
EXHIBIT 77Q1(a)

MATERIAL AMENDMENTS TO REGISTRANT'S CHARTER OR BYLAWS


WRITTEN INSTRUMENT AMENDING THE AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST OF PACIFIC SELECT FUND

	RESOLVED, that the undersigned, being a majority of the Trustees of Pacific Select Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Section 6.2 of the Amended and Restated Agreement and Declaration of Trust, dated October 28, 1999, as amended ("Declaration of Trust"), and having heretofore divided the shares of beneficial interest of the Trust into thirty-five separate Series (the "Series"), hereby amend the Declaration of Trust by terminating three Series know as the "Telecommunications Portfolio, Global Growth Portfolio, and Research Portfolio."

	IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the 24th day of February, 2004.



/S/ THOMAS C. SUTTON				/S/ LUCIE H. MOORE
Thomas C. Sutton  				Lucie H. Moore
Trustee						Trustee


/S/ RICHARD L. NELSON				/S/ ALAN RICHARDS
Richard L. Nelson				Alan Richards
Trustee						Trustee


/S/ LYMAN W. PORTER			 	/S/ G. THOMAS WILLIS
Lyman W. Porter					G. Thomas Willis
Trustee						Trustee